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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-114639) and related Prospectus of Intrusion Inc. for the registration of 2,673,697 shares of its common stock and to the incorporation by reference therein of our report dated January 30, 2004, except for Note 13, to which the date is March 25, 2004, with respect to the consolidated financial statements and schedule of Intrusion Inc. as of and for the year ended December 31, 2003 included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ KBA Group LLP

KBA GROUP LLP
Dallas, Texas
June 14, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS